                                                                  Exhibit 10.9c


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                          RECIPROCAL EASEMENT AGREEMENT
                               (GREENIDGE STATION)


                                     BETWEEN


                    NEW YORK STATE ELECTRIC & GAS CORPORATION


                                       AND


                                 AES NY, L.L.C.





                           DATED: As of August 3, 1998




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                                TABLE OF CONTENTS


                                                                                              Page
                                                                                              ----
ARTICLE 1    BACKGROUND AND OBJECTIVES.....................................................      1

ARTICLE 2    DEFINITIONS...................................................................      3
        2.1.        Definitions in APA and ICA.............................................      3
        2.2.        Definitions in this Agreement..........................................      3
        2.3.        Additional Definitions.................................................      6
        2.4.        Interpretation.........................................................      6

ARTICLE 3    EASEMENTS.....................................................................      7
        3.1.        Grant of Easements to NYSEG............................................      7
        3.2.        Grant of Easements to Buyer............................................     10
        3.3.        General Scope of Easements.............................................     10
        3.4.        Interpretation.........................................................     12
        3.4A.       Relocation of Easements................................................     14
        3.5.        Electric and Gas Easements.............................................     14
        3.6.        Rules and Regulations..................................................     15
        3.7.        No Obstruction.........................................................     15
        3.8.        Repair and Maintenance.................................................     16
        3.9.        Effective Date.........................................................     16

ARTICLE 4    TAXES, ASSESSMENTS, AND OTHER CHARGES.........................................     16
        4.1.        Payment of Taxes.......................................................     16
        4.2.        Personal Property Taxes................................................     17
        4.3.        Timing of Payment......................................................     17
        4.4.        Cooperation with Respect to Tax Abatements.............................     17
        4.5.        Tax Contests...........................................................     18

ARTICLE 5    MECHANICS' LIENS..............................................................     18
        5.1.        Notice Regarding Labor and Materials...................................     18
        5.2.        Disposition of Liens...................................................     18

ARTICLE 6    CONDEMNATION..................................................................     19
        6.1.        Right to Participate...................................................     19
        6.2.        Total Taking...........................................................     19
        6.3.        Disposition of Award...................................................     20

ARTICLE 7    DEFAULTS......................................................................     20
        7.1.        Events of Default......................................................     20
        7.2.        Right of Self Help.....................................................     20
        7.3.        Interest...............................................................     21
        7.4.        Enforcement Rights.....................................................     21
        7.5.        No Forfeiture..........................................................     21

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ARTICLE 8    MISCELLANEOUS.................................................................     21
        8.1.        Exhibits...............................................................     21
        8.2.        Headings...............................................................     22
        8.3.        Interpretation.........................................................     22
        8.4.        Governing Law..........................................................     22
        8.5.        Entire Agreement.......................................................     22
        8.6.        Modifications, Waivers, Consents.......................................     22
        8.7.        Binding Effect.........................................................     22
        8.8.        Covenants not Conditions...............................................     23
        8.9.        Severability of Void Provisions........................................     23
        8.10.       Estoppel Certificates..................................................     23
        8.11.       Notices................................................................     23
        8.12.       Independent Covenants..................................................     23
        8.13.       Recording..............................................................     24
        8.14.       Counterparts...........................................................     24
        8.15.       Amendments.............................................................     24
        8.16.       No Joint Venture.......................................................     24
        8.17.       Waivers; Remedies Cumulative...........................................     24


EXHIBITS

EXHIBIT A Buyer Property
EXHIBIT B NYSEG Property
EXHIBIT C Electric and Gas Easements
EXHIBIT D Construction and Work Rules
EXHIBIT E Environmental Investigation and Remediation Work
EXHIBIT F Access Rules

                          RECIPROCAL EASEMENT AGREEMENT


                  THIS RECIPROCAL EASEMENT AGREEMENT, dated as of August 3, 1998, by and between NEW YORK STATE ELECTRIC & GAS CORPORATION ("NYSEG"), a corporation organized and existing under and pursuant to the laws of the State of New York and having an office for the transaction of business at Corporate Drive, Kirkwood Industrial Park, Binghamton, New York 13902-5225, and AES NY, L.L.C. ("Buyer"), a limited liability company organized and existing under and pursuant to the laws of the State of Delaware with its principal place of business at 1001 North l9th Street, Arlington, Virginia 22209. NYSEG and Buyer may be referred to individually as a "Party" and collectively as the "Parties."


                                    ARTICLE 1

                            BACKGROUND AND OBJECTIVES

                  NGE Generation, Inc. ("NGE"), NYSEG and the Buyer have entered into an Asset Purchase Agreement ("APA"), dated as of August 3, 1998, for the sale of NGE's fossil-fired generating facilities (the "Fossil Plants") and associated assets and liabilities described therein to the Buyer.

                  As part of the transactions set forth in the APA, NGE will sell to Buyer the Real Property, Tangible Personal Property, and related assets, liabilities, rights, and obligations comprising NGE's Greenidge Station, all as more specifically set forth in the APA.

                  Following the Closing contemplated by the APA, NYSEG will continue to own certain real property, Interconnection Facilities, and Excluded Assets situated on or adjacent to Greenidge Station which NYSEG plans to use in the normal conduct of its business. Buyer, in turn, will own certain real and personal property situated on or adjacent to NYSEG's real property which Buyer plans to use in the normal conduct of its business.

                  Further, NYSEG and the Buyer have entered into an Interconnection Agreement (the "ICA") dated as of August 3, 1998 whereby NYSEG agrees to provide Interconnection Service (as defined in the ICA) to Buyer for the Fossil Plants, including Greenidge Station, and Buyer agrees to provide

NYSEG access to the Fossil Plants, including Greenidge Station, for this purpose.

                  In order for NYSEG and Buyer each to (i) enjoy the full benefit of their respective property rights, (ii) fulfill legal requirements, and (iii) comply with their respective agreements under the Interconnection Agreement, each Party requires certain easements, licenses, rights of way, and other rights in, on, over, under, through, to, and above the other's real property and improvements.

                  NYSEG and Buyer have agreed upon the following specific goals and objectives for this Agreement:

                  (a) Buyer will grant NYSEG such easements, licenses, rights, and rights of way over Buyer Property (defined below) as NYSEG deems reasonably necessary or desirable to enable NYSEG and its employees, agents, consultants, contractors, and subcontractors to use and/or operate any and all NYSEG Property, as well as property, facilities, and equipment owned by third parties, located on or adjacent to the Buyer's Property in the normal conduct of NYSEG's business, both current and future.

                  (b) NYSEG will grant Buyer such easements, licenses, rights, and rights of way over NYSEG Property (defined below) as Buyer deems reasonably necessary or desirable to enable Buyer and its employees, agents, consultants, contractors, and subcontractors to use and/or operate any and all Buyer Property, as well as property, facilities, and equipment owned by third parties, located on or adjacent to NYSEG's Property in the normal conduct of Buyer's business, both current and future.

                  (c) Each Party will exercise its rights hereunder in a manner which will avoid material disruptions in the other Party's business operations.

                  (d) Each Party will respect the security and safety of the other Party's employees, agents, consultants, contractors, subcontractors, and property in the exercise of its rights under this Agreement.

                  (e) Rules governing hours of access and security precautions will contain terms allowing full and complete access to a Party in order to safely and efficiently operate the Party's system and/or to investigate and rectify both potential and existing emergency situations.

                  (f) Each Party will exercise its rights hereunder in a manner which will avoid placing unreasonable burdens on such Property of the other Party as is subject to the applicable easement, license, right, or right of way.

                  The provisions of this Article 1 are intended to be a general introduction to this Agreement and are not intended to expand the scope of the Parties' rights and obligations under this Agreement or to alter the plain meaning of the terms and conditions of this Agreement. However, to the extent the terms and conditions of this Agreement do not address a particular circumstance or are otherwise unclear or ambiguous, such terms and conditions are to be construed and interpreted so as to give effect to the provisions in this Article 1.

                  NOW, THEREFORE, the Parties hereto, in consideration of the mutual covenants contained herein and in the APA and ICA, and for ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt whereof and sufficiency of which are hereby acknowledged, each intending to be legally bound and to bind their respective successors and assigns, hereby mutually agree as follows:


                                    ARTICLE 2

                                   DEFINITIONS

                  2.1. Definitions in APA and ICA. Except for terms separately defined in this Agreement, capitalized terms used in this Agreement will have the same meanings provided for such terms in the APA and ICA.

                  2.2. Definitions in this Agreement. As used in this Agreement:

                  (a) "Access" shall mean, subject to the conditions set forth in this Agreement and a Party's right to impose reasonable security and safety restrictions protecting its employees, agents, consultants, contractors, subcontractors, invitees, property, and confidential information, full and unimpeded access, in common with the grantor (defined below), over and through such roads, paths, walkways, corridors, hallways, doorways, and other means of entry or exit as exist now and from time to time on the grantor's property, or, where no means of access exist, over and through those areas of the grantor's property which are (i) reasonably necessary for achieving the grantee's underlying purpose, and (ii) least likely to impede or damage the grantor's property or operations; it shall also include access and right of way for the grantee's employees, agents, consultants, contractors, subcontractors, invitees, cars, vehicles, trucks, trailers, heavy machinery, equipment, materials, and all other apparatus and items reasonably necessary for achieving the grantee's underlying purpose. This term is as defined whether or not capitalized in this Agreement.

                  (b) "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (c) "Agreement" shall mean this Reciprocal Easement Agreement.

                  (d) "Buyer" shall mean AES NY, L.L.C., its Affiliates, successors, and assigns, as well as their respective employees, agents, consultants, contractors, and subcontractors.

                  (e) "Buyer Improvements" shall mean any and all buildings, structures, and facilities now situated or hereafter erected on the Buyer Property, excluding any Excluded Assets and NYSEG Interconnection Facilities.

                  (f) "Buyer Property" shall mean the real property described in Exhibit A, attached hereto and incorporated herein, as well as any and all Buyer Improvements.

                  (g) "Communication Facilities" shall mean wires, cables, fiber optic cables, devices, poles, lines of poles, towers, lines of towers, supporting structures, switches, and other related equipment, facilities, and appurtenances, both above-ground and underground, whether owned by a Party hereto or by a third party, and which are used for the transmission of voice communications, data, and/or information.

                  (h) "Electric Facilities" shall mean towers, poles, lines of towers, lines of poles, supporting structures, cables, crossarms, overhead and underground wires, guys, braces, Communication Facilities, and all related above-ground and underground facilities, appurtenances, and equipment located on the Buyer Property, and/or which NYSEG may reasonably require now and from time to time on the Buyer Property for the transmission and/or distribution of electric current and for communication purposes, for public or private use, including those facilities identified on Exhibit C, attached hereto and incorporated herein.

                  (i) "Gas Facilities" shall mean underground pipelines, pipes, hand/man holes, ducts, conduits, Communication Facilities, and all related above-ground and underground facilities, appurtenances, and equipment located on the Buyer Property, and/or which NYSEG may reasonably require now and from time to time on the Buyer Property for the transmission and/or distribution of natural and/or manufactured gas and for communications purposes, for public or private use, including those facilities identified on Exhibit C, attached hereto and incorporated herein.

                  (j) "Grantee" shall mean the party who enjoys the principal benefit of the applicable easement, license, right, or right of way. This term is as defined whether or not capitalized in this Agreement.

                  (k) "Grantor" shall mean the owner of the property and/or improvement affected by the applicable easement, license, right, or right of way. This term is as defined whether or not capitalized in this Agreement.

                  (l) "Including" shall mean including without limitation. This term is as defined whether or not capitalized in this Agreement.

                  (m) "NYSEG" shall mean New York State Electric & Gas Corporation, its Affiliates, successors, and assigns, as well as their respective employees, agents, consultants, contractors, and subcontractors.

                  (n) "NYSEG Improvements" shall mean any and all (i) buildings, structures, and facilities situated or erected on the NYSEG Property,
         (ii) NYSEG

         Interconnection Facilities situated or erected on the NYSEG Property, and (iii) the Substation Improvements; but excluding any and all (x) Buyer Purchased Assets, and (y) Joint Use Facilities owned by Buyer.

                  (o) "NYSEG Property" shall mean the real property described in Exhibit B, attached hereto and incorporated herein, as well as any and all NYSEG Improvements.

                  (p) "Qualified Personnel" shall mean individuals trained for their positions pursuant to Good Utility Practice or other applicable minimum qualification standards generally recognized within the relevant field of expertise or endeavor.

                  (q) "Substation Improvements" shall mean all buildings, fencing, structures, fixtures, grounding wire and conductors, facilities, equipment, and other improvements (together with any subterranean footings, foundations, columns, and piles supporting same, and any related piping, sumps, and other underground appurtenances that are an integral part thereof) as well as all incidents and appurtenances thereto, which are used now or in the future as, or in connection with, electrical substation(s) by NYSEG, including all additions, replacements, and expansions thereto.

                  2.3. Additional Definitions. Additional defined terms not defined in this Article 2 or in the APA and ICA have the meanings set forth elsewhere in this Agreement.

                  2.4. Interpretation. (a) With respect to any easement, license, right, or right of way created by this Agreement, the words "in," "upon," "to," "on," "over," "above," "through," and/or "under" shall be interpreted to include all of such terms, and (b) the term "use" shall be interpreted to include "use, operate, maintain, repair, upgrade, clean, install, alter, remove, inspect, construct, modify, restore, rebuild, replace, and expand within the defined scope of the easement, license, right, or right of way to meet the current and future needs of a Party hereto."

                                    ARTICLE 3

                                    Easements

                  3.1. Grant of Easements to NYSEG. Buyer does hereby establish, grant, and convey to NYSEG the following easements on the Buyer Property for the following purposes:

                  (a) An easement (i) permitting any and all NYSEG Interconnection Facilities and Excluded Assets located on the Buyer Property to remain in their present locations, and (ii) to use the NYSEG Interconnection Facilities and Excluded Assets in the manner described in this Agreement and the ICA and in the normal conduct of NYSEG's business, both current and future;

                  (b) An easement (i) permitting any and all Electric Facilities located on the Buyer Property, along with any Communication Facilities attached thereto, to remain in their present locations on the Buyer Property, and (ii) to use the easement, the Electric Facilities, and the Communication Facilities for the transmission and/or distribution of electric current and for communications purposes, for public or private use;

                  (c) An easement (i) permitting any and all Gas Facilities located on the Buyer Property, along with any Communication Facilities situated therewith, to remain in their present locations on the Buyer Property, and (ii) to use the easement, Gas Facilities, and the Communication Facilities for the transmission and/or distribution of natural and/or manufactured gas and for communications purposes, for public or private use;

                  (d) An easement (i) permitting any and all Communication Facilities located on the Buyer Property which are connected to the NYSEG Property, the NYSEG Interconnection Facilities, Revenue Meters (defined below), RTUs (defined below), SCADA systems (defined below), and/or the Excluded Assets, to remain in their present locations, and
         (ii) to use the Communication Facilities in the normal conduct of NYSEG's business, both current and future, including use by, or for the benefit of, third parties;

                  (e) An easement (i) permitting any portions of the Substation Improvements situated on the Buyer Property to remain in their present locations, and (ii) to use such portions of the Substation Improvements in the normal conduct of NYSEG's business, both current and future;

                  (f) An easement (i) permitting any and all revenue meters ("Revenue Meters"), remote terminal units ("RTUs"), and SCADA systems (all as defined in the ICA) owned by NYSEG and located on the Buyer Property to remain in their present locations, and (ii) to use the Revenue Meters, RTUs, and SCADA systems in accordance with the ICA and/or in the normal course of NYSEG's business, both current and future; the Buyer acknowledges that the easement granted hereunder is for the benefit of NYSEG and any and all third parties requiring access to, and use of, the Revenue Meters, RTUs, and/or SCADA systems pursuant to the ICA;

                  (g) An easement (i) permitting the future installation of poles, lines of poles, supporting structures, cables, crossarms, overhead and underground wires, guys, braces, communication facilities, and all related above-ground and underground facilities, appurtenances, and equipment in order to connect two (2) or more electrical substations owned by NYSEG and located on the Buyer Property, and (ii) to use such poles, lines of poles, supporting structures, cables, crossarms, overhead and underground wires, guys, braces, Communication Facilities, and all related above-ground and underground facilities, appurtenances, and equipment in the normal conduct of NYSEG's business, both current and future;

                  (h) An easement to use the Buyer Property to perform environmental investigation and remediation work in connection with an Environmental Condition on the Buyer Property, NYSEG Property, and/or the property of any third party or parties, arising from or in connection with NYSEG's use and operation of the NYSEG Property, including those additional easements and rights and subject to those conditions set forth in Exhibit E, attached hereto and incorporated herein;

                  (i) An easement (i) to permit any drainage pipes and systems which serve the NYSEG Property to remain in their present locations on the Buyer Property, and (ii) to allow rainwater and runoff collecting within drainage and collection systems on the NYSEG Property to drain into and through the drainage systems on the Buyer Property;

                  (j) An easement to (i) permit any grounding wire or conductor located around the Substation Improvement(s) and on the Buyer Property to remain in its present location, or, where no grounding wire or conductor is installed, an easement to install new grounding wire or conductor on such portion of the Buyer Property as is located within six (6) feet of the perimeter fence(s) surrounding the Substation Improvements, and (ii) use such grounding wire or conductor in the normal conduct of NYSEG's business, both current and future;

                  (k) An easement (i) permitting the future installation of Communication Facilities between the communication facilities of NYSEG's actual or proposed communication service provider and the NYSEG Property, the NYSEG Interconnection Facilities, and/or the Excluded Assets, and (ii) to use such Communication Facilities in the normal conduct of NYSEG's business, both current and future, including use by, or for the benefit of, third parties;

                  (l) An easement for all purposes deemed reasonably necessary or convenient by NYSEG in exercising any right or fulfilling any obligation under this Agreement or the ICA, including maintenance of the NYSEG Interconnection Facilities in the manner described in the ICA; and

                  (m) An easement to use on a temporary basis such portions of the Buyer's parking facilities as are reasonably necessary for the purpose of parking cars, trucks, vehicles, trailers, heavy machinery, equipment, materials, and all other apparatus and items belonging to NYSEG in the exercise of any easement, license, right, or right of way under this Agreement, including the right to temporarily store materials needed for the exercise thereof; provided, however, that any such parking and storage shall be undertaken in such a manner as will minimize disruption to the Buyer's business and operations and shall be in accordance with reasonable security and safety rules established by the Buyer.

                  3.2. Grant of Easements to Buyer. NYSEG does hereby establish, grant, and convey to Buyer the following easements on the NYSEG Property for the following purposes:

                  (a) An easement (i) permitting any and all of the Buyer's Purchased Assets and Joint Use Facilities owned by the Buyer and located on the NYSEG Property to remain in their present locations, and
         (ii) to use such Buyer's Purchased Assets and Joint Use Facilities in the manner described in this Agreement and the ICA and in the normal conduct of the Buyer's business, both current and future; and

                  (b) An easement for all purposes deemed reasonably necessary or convenient by Buyer in exercising any right or fulfilling any obligation under this Agreement or the ICA, including maintenance of the Buyer's Purchased Assets and Joint Use Facilities owned by the Buyer in the manner described in the ICA;

                  (c) An easement to permit any drainage pipes and systems which serve the Buyer Property and which cross the NYSEG Property to remain in their present locations on the NYSEG Property and to allow rainwater and runoff collecting within the drainage and collection systems on the Buyer Property to drain into and through such drainage pipes and systems which cross the NYSEG Property; and

                  (d) An easement to use the NYSEG Property to perform environmental investigation and remediation work in connection with an Environmental Condition on the Buyer Property, NYSEG Property, and/or the property of any third party or parties, arising from or in connection with Buyer's use and operation of the Buyer Property, including those additional easements and rights and subject to those conditions set forth in Exhibit E, attached hereto and incorporated herein.

                  3.3. General Scope of Easements. (a) Except as otherwise provided in Section 3.3(b), below, each easement granted hereby is and shall be a perpetual grant, transfer, conveyance, and right of use, as well as an easement, subject to the terms of this Agreement, for the benefit of the grantee, whether NYSEG or the Buyer, and any future owner of, or the holder of any interest in, the respective Facilities, Property, and/or Improvements of each of them.

                  (b) Any easement, license, right, or right of way granted for purposes of enabling a Party to exercise any right or fulfill any obligation set forth in the ICA will last for the term of the ICA or longer if the right or obligation either (i) survives the ICA, or (ii) is necessary for the conduct of business by a Party hereto or by a future owner of the Facilities, Property, and/or Improvements of a Party hereto.

                  (c) Without in any way limiting its rights as the fee simple owner of its property, the grantor reserves all rights in and to such portions of its property as are subject to an easement, license, right, or right of way in favor of the grantee pursuant to this Agreement, to the extent that such rights are not inconsistent with and do not materially interfere with the grantee's aforesaid easement, license, right, or right of way, or the use thereof.

                  (d) Whenever an easement, license, right, or right of way conveyed to a grantee includes the right to install, erect, or construct any new facilities not in existence on the Effective Date hereof, the grantee shall not exercise such right in any way which would unreasonably or materially burden the Property of the grantor beyond the burden anticipated by this Agreement, without, in each case, the express, prior written consent of the grantor, which consent shall not be unreasonably withheld, delayed, or conditioned. In addition, prior to commencing any such installation, erection, or construction of new facilities, the grantee shall provide the grantor with written plans therefor (which plans shall indicate the planned site for such new facilities) and, if such new facilities when located at such planned site would unreasonably or materially burden the grantor's Property (or the use or development thereof), the grantor shall have the right to require the grantee to locate such new facilities on a different site selected by the grantor on the grantor's Property, which right shall be exercised promptly if at all; provided, however, that (i) the grantor shall bear any and all reasonable costs, whether direct or indirect, incurred by the grantee in installing, erecting, or constructing such new facilities at such different site to the extent that such costs are in excess of the costs that would have been incurred by the grantee if it had installed, erected, or constructed such new facilities at such planned site;
(ii) such different site shall not be materially less useful to the grantee as a location for such new facilities than such planned site would have been; (iii) the installation, erection, or construction of such new facilities at such different site (rather than at such planned site) shall not adversely affect the business or operations of the grantee; and (iv) if this Agreement has not already granted the grantee an easement, license, right, or right of way that would permit the grantee to use such new facilities on such different site, (a) the Parties shall promptly modify or amend this Agreement to grant the grantee such an easement, license, right, or right of way, (b) the interest so granted shall be of the same type as the interest pursuant to which such planned site was available to the grantee, and (c) any and all reasonable costs, whether direct or indirect, of such modification or amendment shall be borne by the grantor.

                  3.4. Interpretation. The following shall apply in interpreting any easement granted pursuant to this Agreement:

                  (a) Each easement is irrevocable.

                  (b) Each easement may be enjoyed without charge or fee to the grantee of the easement.

                  (c) Each easement is also a grant of such additional easement and right of access over the grantor's Property as are reasonably necessary to accomplish the purpose of the easement, to perform any rights or obligations hereunder or in the ICA, and to comply with any legal requirements affecting the grantee or its Facilities, Property, and/or Improvements.

                  (d) Maintenance, repair, alteration, restoration, rebuilding, construction, upgrading, cleaning, installation, removal, modification, replacement, expansion, or other work by the grantee upon the Facilities, Property, and/or Improvements of the grantor shall be subject to the following conditions:

                  (1) Except in the event of an emergency, work shall be done upon advance notice as set forth in the ICA, which terms are incorporated herein by reference and which shall survive the termination of the ICA for any reason;

                  (2) Work and access shall be permitted only to Qualified Personnel;

                  (3) For substantial or material work, the grantee shall furnish the grantor with reasonably detailed written plans and specifications for the work in advance and shall consult with the grantor on the performance and progress of the work;

                  (4) Work shall be performed so as to interfere as little as possible with the grantor's use and enjoyment of its Facilities, Property, and Improvements;

                  (5) Except as otherwise provided in Exhibit D hereto, the grantor shall not be liable for damage, if any, which may be caused by the grantor's normal and reasonable use of the easement area;

                  (6) Following completion of the work, the grantee shall restore the grantor's Facilities, Property, and Improvements to the same or as good a condition as existed before the commencement of the work; and

                  (7) The grantee shall indemnify and hold the grantor harmless from and against any and all claims, losses, costs, expenses, and liabilities (including reasonable attorneys' fees and costs) to the extent caused by or arising from the performance of such work.

                  (e) Any easement which permits a grantee to maintain its property, equipment, facilities, and appurtenances on the Property owned by the grantor also includes the right to maintain in place on the grantor's Property any and all wires and cables connecting such property, equipment, facilities, and appurtenances to (i) the devices, machinery, and equipment which they measure, regulate, and/or control, and (ii) power sources.

                  (f) Any easement and right of way for Electric, Gas, and/or Communication Facilities includes the right to (i) trim, cut, burn, treat, and/or remove by manual, mechanical, and chemical means, all in accordance with any and all applicable legal requirements in connection therewith, any and all trees, brush, and vegetation within the easement area, as well as such trees, brush, and vegetation outside of the easement area as is deemed reasonably necessary by the grantee for the safe and secure operation of its Facilities, and (ii) reasonable access over and across the grantor's Property for purposes of performing the aforementioned acts.

                  3.4A. Relocation of Easements. Either Party may, upon reasonable written notice received by the other Party, require such other Party to remove any of such other Party's property, real, personal or mixed, from its site on the first Party's Property and, if such other Party so desires, such other Party shall establish (by purchase, relocation, construction or otherwise) functionally equivalent property selected by such other Party on a new site selected by the first Party on the first Party's Property; provided, however, that (i) any and all reasonable costs, whether direct or indirect, incurred by such other Party in connection with such removal and establishment (including any disposal of property associated therewith) shall be borne by the first Party; (ii) such removal and establishment shall result in such other Party possessing property and a site therefor that are not materially less useful to such other Party than were the prior property and site; (iii) such removal and establishment shall not adversely affect the business or operations of such other Party; and (iv) if this Agreement has not already granted such other Party an easement, license, right, or right of way that would permit such other Party to use such functionally equivalent property on such new site, (a) the Parties shall promptly modify or amend this Agreement to grant the other Party such an easement, license, right, or right of way, (b) the interest so granted shall be of the same type as the interest pursuant to which such prior site was available to such other Party, and (c) any and all reasonable costs, whether direct or indirect, of such modification or amendment shall be borne by the first Party. If the removal of any property has the effect of ending the usefulness to such other Party of any portion of the first Party's Property, such other Party shall, upon reasonable written notice received from the first Party, execute a modification or amendment to this Agreement that terminates the status of such portion of the first Party's Property as an area subject to an easement, license, right, or right of way, as the case may be, of such other Party; provided, however, that any and all reasonable costs, whether direct or indirect, of such modification or amendment shall be borne by the first Party.

                  3.5. Electric and Gas Easements. The course and dimensions of the easements granted to NYSEG by Buyer for the Electric and Gas Facilities shall be as set forth in Exhibit C.

                  3.6. Rules and Regulations. (a) NYSEG and the Buyer will each comply with the rules and regulations set forth in Exhibit D, attached hereto and incorporated herein, when performing any construction or other work on any easement granted to the other by this Agreement, as well as with any other applicable conditions, rules, and regulations set forth in this Agreement or the ICA, or as imposed by applicable law.

                  (b) NYSEG and the Buyer will each comply with the rules and regulations set forth in Exhibit E, attached hereto and incorporated herein, in the conduct of any environmental investigation and remediation work on the Property of the other, as well as any applicable legal requirements.

                  (c) Each Party will provide the other Party with keys, access codes, or other access methods necessary to enter such portions of the first Party's Facilities, Property, and Improvements as are reasonably necessary to effectuate the purposes of this Agreement. Access will be afforded in accordance with the rules and regulations set forth in Exhibit F, attached hereto and incorporated herein.

                  (d) Each Party may promulgate additional rules and regulations governing the conduct of the other Party in the exercise of easements, licenses, rights of way, and rights under this Agreement provided such rules and regulations do not unreasonably interfere with, or impede, the affected Party's easements, licenses, rights, and rights of way as set forth herein or in the ICA.

                  3.7. No Obstruction. (a) Neither NYSEG nor Buyer shall obstruct in any material way the easements, licenses, rights, or rights of way granted or created pursuant to this Agreement or render them impassable or unusable in any material way or otherwise in any material way interfere with the use and enjoyment of the easements, licenses, rights, or rights of way granted or created pursuant to this Agreement.

                  (b) Neither NYSEG nor Buyer shall make any changes to the topography or accesses on its respective Property, including grading or drainage, that could reasonably be expected to adversely affect the other Party's Facilities, Property, Improvements, common-use drainage systems, or pollution control systems, or the exercise of any right or fulfillment of any obligation in this Agreement or in the ICA, without the prior written consent of the other Party, which consent will not be unreasonably withheld.

                  3.8. Repair and Maintenance. Each Party, as grantee of any easement, license, right, or right of way hereunder, at its sole cost and expense and with Qualified Personnel, shall maintain the area of such easement and its facilities located thereon in a good, safe, and secure operating condition, in compliance with all applicable legal requirements, and otherwise in such a manner as does not unreasonably interfere with the grantor's use of its property.

                  3.9. Effective Date. This Agreement will be effective on the date of Closing of the APA.


                                    ARTICLE 4

                      Taxes, Assessments, and Other Charges

                  4.1. Payment of Taxes. Buyer, with respect to the Buyer Property, and NYSEG, with respect to the NYSEG Property, shall pay and discharge all of the following ("Real Estate Taxes") whether or not now within the contemplation of the Parties hereto: (i) all real estate taxes, assessments, water, water meter (including any expenses incident to the installation, repair, or replacement of any water meter) and sewer rents, and other governmental impositions and charges, taxes, rents, levies, and sums of every kind or nature whatsoever, extraordinary as well as ordinary, and whether or not now within the contemplation of the parties hereto, as shall at any time be imposed by any governmental or public authority on, or become a lien in respect of, the Buyer Property or the NYSEG Property, as the case may be, or any part thereof, or which may become due and payable with respect thereto, and any and all taxes, assessments, and charges levied, assessed or imposed upon the Buyer Property or the NYSEG Property, as the case may be, in lieu of, or in addition to, the foregoing, under or by virtue of any present or future laws, rules, requirements, orders, directives, ordinances, or regulations of the United States of America, or of the State of New York, or of any subdivision thereof, or of any lawful governmental authority whatsoever, and any interest or penalties thereon, and (ii) all other taxes (excluding gains, sales, and income taxes but including occupancy taxes which are measured by income) measured by ownership of the Buyer Property or the NYSEG Property, as the case may be.

                  4.2. Personal Property Taxes. Buyer and NYSEG shall each pay and discharge its respective portion of all of the following ("Personal Property Taxes") whether or not now within the contemplation of the Parties hereto: all taxes and assessments which shall or may be charged, levied, assessed, or imposed upon, or become a lien upon, the personal property of Buyer or NYSEG, as the case may be, used in the operation of or in connection with its business conducted at the Buyer Property or the NYSEG Property, as the case may be.

                  4.3. Timing of Payment. Subject to the provisions of Section 4.5, Buyer and NYSEG shall each comply with its covenant to pay and discharge all Real Estate Taxes and Personal Property Taxes by paying such Taxes directly to the appropriate taxing authorities prior to the expiration of the period within which payment is permitted without penalty or interest. Buyer and NYSEG shall within twenty (20) days of written request of a Party, produce the most recent official receipts from the appropriate taxing authorities evidencing such payment certified by Buyer or NYSEG, as the case may be, to the other Party hereto.

                  4.4. Cooperation with Respect to Tax Abatements. Buyer and NYSEG will cooperate with each other in obtaining and/or retaining any tax abatement for which the Buyer Property or NYSEG Property may be eligible. Upon written request of the Party seeking an abatement, the other Party hereto will execute and file any and all documents and instruments reasonably necessary to obtain and retain such abatement, without the assumption of any liabilities or obligations, provided that the Party seeking such abatement shall reimburse the cooperating Party for any reasonable expense that such cooperating Party may incur in connection therewith.

                  4.5. Tax Contests. Buyer, with respect to the Buyer Property, and NYSEG, with respect to the NYSEG Property:

                  (a) may contest in good faith by appropriate proceedings diligently and continuously conducted, at its sole cost and expense, any Real Estate Tax, Personal Property Tax, or charge or similar item and, where permitted by law, pay the same under protest;

                  (b) shall pay and discharge such contested items as finally adjudicated or settled, with interest and penalties, and all other charges directed to be paid in or by any such adjudication or settlement; and

                  (c) may, in its sole discretion, consolidate any proceeding to obtain a reduction in the assessed valuation with any similar proceeding or proceedings brought by it and relating to any one or more other tax years.

Any refunds from any such contest shall belong wholly to the owner of the Property in question.


                                    ARTICLE 5

                                Mechanics' Liens

                  5.1. Notice Regarding Labor and Materials. Notice is hereby given that neither Buyer nor NYSEG shall be liable for any work, labor, services, or materials furnished or to be furnished on credit to the other or to any other persons or entities claiming under the other, and that no mechanics' or other lien for any such work, labor, services, or materials furnished to the other or such other persons or entities shall attach to or affect any interest of the Buyer in and to the Buyer Property, or NYSEG in and to the NYSEG Property.

                  5.2. Disposition of Liens. NYSEG shall forthwith take such action necessary to discharge, remove, or satisfy any lien filed against the Buyer Property or any portion thereof for any work, labor, services, or materials claimed to have been performed or furnished for or on behalf of NYSEG or any person or entity holding any portion thereof through or under NYSEG. Buyer shall forthwith take such action necessary to discharge, remove, or satisfy any lien filed against the NYSEG Property or any portion thereof for any work, labor, services, or materials claimed to have been performed or furnished for or on behalf of Buyer or any person or entity holding any portion thereof through or under Buyer. If NYSEG or Buyer shall fail to discharge, remove, or satisfy any such lien which it is obligated to discharge, remove, or satisfy hereunder within ten (10) days after notice of the existence of the lien has been given to it, the other Party may pay the amount of such lien, or discharge the same by deposit or bonding, and the amount so paid or deposited, or the premium paid for such bond, with interest at the rate set forth in Section 7.3, below, shall be paid by the defaulting Party upon demand to the Party who effected such cure.


                                    ARTICLE 6

                                  Condemnation

                  6.1. Right to Participate. In the event that either the Buyer Property or the NYSEG Property, or any portion thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or any agreement with those authorized to exercise such right (any such matter being hereinafter referred to as a "Taking"), whether such Taking be a permanent Taking or a temporary Taking, any person or entity having an interest in the award shall have the right to participate in any such condemnation proceedings or agreement for the purpose of protecting its interest. Each Party so participating shall pay its own expenses.

                  6.2. Total Taking. A "Total Taking" shall be deemed to have occurred as to the Property of either Party when the entire Property of such Party shall be Taken or a substantial part of such Property shall be Taken and the untaken portion of the Property would, following the completion of restoration, be unsuitable for the operation and the use thereof in the manner so operated and used prior to the Taking. Upon a Total Taking, this Agreement shall terminate with respect to the Property Taken except with respect to the disposition of the award.

                  6.3. Disposition of Award. In the event of a Taking each Party shall be entitled to share in the award to the extent of its interest therein, and to assert a claim for consequential damages to and diminution of the value of its Property not so Taken.


                                    ARTICLE 7

                                    Defaults

                  7.1. Events of Default. Each and every one of the following events shall constitute an "Event of Default" under this Agreement: (a) if a defaulting Party fails to make any payment due from the defaulting Party to the non-defaulting Party within twenty (20) days of receipt of a written demand in reasonable detail for such payment, (b) if a defaulting Party fails to make any payment due from the defaulting Party to any person or entity other than the non-defaulting Party within twenty (20) days of receipt of a written notice from the non-defaulting Party to the defaulting Party of such failure to pay, and such failure could result in the imposition of a lien on the Facilities, Property, or Improvements of the non-defaulting Party, and (c) if a defaulting Party fails to perform any non-monetary obligations hereunder, and said defaulting Party fails to cure such failure within thirty (30) days of receipt of written notice from the non-defaulting Party stating with particularity the nature of the default; provided, however, if such default is of a nature that it cannot be cured within thirty (30) days following receipt of such notice, an Event of Default shall not have occurred if the defaulting Party shall within such thirty (30) days commence the necessary cure and shall at all times thereafter diligently and continuously prosecute such cure to completion.

                  7.2. Right of Self Help. The non-defaulting Party may, at its election, following the occurrence of a non-monetary Event of Default, undertake the cure of such default on behalf of the defaulting Party. The non-defaulting Party is hereby granted an easement to enter upon, through or under the Facilities, Property, or Improvements of the defaulting Party to effect such cure. Following the occurrence of an Event of Default involving the non-payment of money to a person or entity not a party to this Agreement, the non-defaulting Party may make such payment on behalf of the defaulting Party. All reasonable costs and expenses incurred by the non-defaulting Party in effecting such cure or payment shall be paid by the defaulting Party upon written demand.

                  7.3. Interest. Following the occurrence of an Event of Default involving the nonpayment of money by the defaulting Party or the expenditure of money by the non-defaulting Party, all money owed by the defaulting Party shall bear interest at the lesser of 1-1/2% per month or the highest maximum rate of interest permitted by law retroactively from the due date to and including the actual date of payment.

                  7.4. Enforcement Rights. In addition to any other rights set forth in this Agreement, but without limitation, enforcement of this Agreement may be had by legal or equitable proceedings against any defaulting Party either to specifically enforce, restrain, or enjoin the violation of any restriction, covenant, condition, agreement, term, representation, or warranty herein contained or to recover damages.

                  7.5. No Forfeiture. Except by the enforcement of a judgment lien against the property of the defaulting Party, nothing contained in this Agreement shall create any reversion, condition, or right of re-entry or other provisions for forfeiture under which either Party can be cut off, subordinated, or otherwise disturbed in the possession of its property.


                                    ARTICLE 8

                                  Miscellaneous

                  8.1. Exhibits. All exhibits attached to this Agreement are part of this Agreement and the material contained in such exhibits shall be construed and interpreted as if contained within the text of the Agreement.

                  8.2. Headings. The Article and Section headings of this Agreement and the Table of Contents preceding this Agreement are for convenience and reference only and in no way define, limit, or describe the scope and intent of this Agreement, nor in any way affect this Agreement.

                  8.3. Interpretation. Words of any gender in this Agreement shall be held to include any other gender and words in the singular number shall be held to include the plural when the sense requires.

                  8.4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, exclusive of its choice of law rules.

                  8.5. Entire Agreement. This Agreement, read with the APA and ICA, constitutes the entire Agreement between the parties hereto and supersedes all prior agreements and undertakings relating to the subject matter hereof.

                  8.6. Modifications, Waivers, Consents. This Agreement may not be modified, amended or discharged except by an instrument in writing signed by all of the record owners of the Buyer Property and the NYSEG Property. No waiver or consent may be enforced unless such waiver or consent shall be in writing and signed by the Party against whom enforcement thereof is sought.

                  8.7. Binding Effect. This Agreement, and the covenants, conditions, restrictions, encumbrances, licenses, rights, rights of way, and easements set forth in this Agreement, shall attach to, burden, and run with the Buyer Property and the NYSEG Property, as applicable, and shall be appurtenant to the Property of the other, i.e., the Buyer Property and the NYSEG Property, or one of the subparcels of such Property as shall be appropriate, and shall be binding upon the Parties hereto and their respective successors, assigns, grantees, transferees, and tenants and shall inure to the benefit and use of the Parties hereto and their respective heirs, successors, assigns, grantees, transferees, and tenants. Each grantee of any portion of or interest in the Property and each mortgagee which succeeds to the fee simple ownership of any portion of the Property, shall be deemed, by the acceptance of a deed, to have agreed to perform each and every undertaking created hereunder attributable to the portion of the Property in which such grantee or mortgagee has acquired an interest.

                  8.8. Covenants not Conditions. The provisions of this Agreement shall be construed as covenants and not as conditions.

                  8.9. Severability of Void Provisions. If any provision of this Agreement, or the application thereof to any Party, shall be held to be invalid or illegal, or otherwise unenforceable, the remaining provisions hereof or the application of such provision to any Party or any person or entity or any circumstance other than that as to which it is held to be invalid, illegal, or unenforceable, nevertheless shall remain in full force and effect and not be affected by such invalidity, illegality, or unenforceability.

                  8.10. Estoppel Certificates. Buyer and NYSEG shall, upon not less than twenty (20) days prior written notice from the other, deliver a statement in writing certifying (a) that this Agreement is unmodified and in full force and effect (or if there have been modifications that the Agreement is in full force and effect as modified, and identifying the modifications), and
(b) whether or not any

Party is known to be in default under any provision under this Agreement, and if such a default is known, the nature of such default.

                  8.11. Notices. Any notice required or permitted to be given under this Agreement shall be given in the manner specified in the ICA, which provisions are incorporated herein by reference and shall survive the termination of the ICA for any reason.

                  8.12. Independent Covenants. None of the licenses, rights, rights of way, and easements granted by this Agreement and none of the performances required by this Agreement shall be dependent on the performance of any other term, promise, or condition of this Agreement or any documents executed concurrently or in connection with this Agreement, and such licenses, rights, rights of way, easements, and requirements of performance shall continue in effect irrespective of whether anything else in this Agreement or such other documents has been breached or has been terminated. The separateness and independent survival of the licenses, rights, rights of way, easements, and requirements of performance under this Agreement are essential terms hereof without which this Agreement would not have been made.

                  8.13. Recording. The Parties agree to record this Agreement in the Office of the County Clerk in all counties where Property of a Party hereto is situated. The cost of recording this Agreement shall be shared equally by the Parties.

                  8.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

                  8.15. Amendments. This Agreement may be modified, amended, or canceled only by a written instrument executed by the Parties in interest at the time of such modification, amendment, or cancellation.

                  8.16. No Joint Venture. Nothing in this Agreement is intended to create an association, trust, partnership, or joint venture between the Parties, or impose a trust, partnership, or fiduciary duty, obligation, or liability on or with respect to either Party.

                  8.17. Waivers; Remedies Cumulative. No delay or omission by either Party hereto in exercising any right, power, or remedy accruing upon any non-compliance or failure of performance by the other Party under the provisions of this Agreement shall impair any such right, power, or remedy or be construed to be a waiver thereof. Except as the rights, powers, and remedies of the Parties may be expressly limited by the terms of this Agreement, the failure herein to specify a right, power, or remedy accruing upon any noncompliance or failure of performance by either Party hereto shall not be construed to be a waiver thereof or as impairing the right of the Party thereby aggrieved to all remedies then available to it at law or in equity by reason of such noncompliance or failure of performance. A waiver by either of the Parties hereto of any of the covenants, conditions, or agreements hereof to be performed by the other Party shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or agreement herein contained.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.


WITNESS                                NEW YORK STATE ELECTRIC & GAS CORPORATION


                                       By:__________________________
_____________________________             Name:
                                          Title:


WITNESS                                AES NY, L.L.C.


_____________________________          By:__________________________
                                          Name:
                                          Title:

NY2: 237631.01
STATE OF NEW YORK                       )
                                        )    ss.:
COUNTY OF NEW YORK                      )


                  On the 3rd day of August in the year 1998 before me personally came Kenneth M. Jasinski to me known, who, being by me duly sworn, did depose and say that he resides in ___________________________; that he is an Executive Vice President of the NEW YORK STATE ELECTRIC & GAS CORPORATION, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the board of directors of said corporation.



                                                     ___________________________
                                                            Notary Public




STATE OF NEW YORK                       )
                                        )    ss.:
COUNTY OF NEW YORK                      )


                  On the 3rd day of August in the year 1998 before me personally came Henry Aszklar to me known, who, being by me duly sworn, did depose and say that he resides in _____________________; that he is a Manager of the AES NY, L.L.C., the limited liability company described in and which executed the above instrument; and that he signed his name thereto by authority of the board of managers of said limited liability company.



                                                     ___________________________
                                                            Notary Public

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT A
                                 Buyer Property

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT B
                                 NYSEG Property

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT C
                           Electric and Gas Easements

                                See Attached Maps

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT D
                           Construction and Work Rules


                  Each Party performing construction or other work on the easement of the other Party shall comply with the following rules and conditions with respect to such construction or other work:

                  1. During construction on the easement area, NYSEG and the Buyer shall each be fully liable to the other for any damage done. Determination of damage shall be left to the reasonable determination of the Parties.

                  2. All equipment used on the easement area shall maintain a minimum clearance from electrical wires as specified by the Occupational Safety and Health Act of 1970 ("OSHA"), 29 U.S.C. Section 651 et seq., and its implementing regulations, as amended. Each Party shall comply with the clearance requirements of the "High Voltage Proximity Act," New York Labor Law Section 202-h, as amended, and all requirements of the National Electric Safety Code (ANSI C2), as amended.

                  3. Each Party is on notice that induced voltage may occur during construction, operation, maintenance, or other work due to the proximity to electric facilities. Each Party, as appropriate, shall install appropriate grounding.

                  4. Each Party shall provide the other Party with a detailed proposal for review before performing any blasting in the easement area; no blasting shall occur within the easement area until the Party receiving notice has reviewed the blasting proposal and provided approval in writing. Such approval shall not be unreasonably withheld, delayed, or conditioned.

                  5. Each Party, at its sole expense, shall provide the other with an as-built survey of any facilities installed within the easement area within 30 days following completion of the installation.

                  6. Any underground facilities installed on the easement area shall be designed to support heavy equipment with an axle load of 22,000 lbs. Neither Party shall be responsible for damage to underground installations of the other Party due to the movement of heavy equipment with an axle load of 22,000 lbs. or less on the easement area.

                  7. Underground facilities to be installed by a Party shall be located as far as possible from plants, structures, buildings, towers, poles, supporting structures, anchors, and guy wires of the other Party. Twenty-five
(25) feet is the recommended minimum. No grading shall occur within fifty (50) feet of a plant, structure, building, tower or H-frame structure or related anchor installation, or within twenty-five (25) feet of a single pole or related anchor installation. Any grading up to the 50/25 foot limitation shall be accessible to vehicle traffic for maintenance purposes. A slope of 3H:1V or flatter is required. All grading shall be stabilized to prevent erosion.

                  8. Each Party shall furnish the other Party with a written proposal for any landscaping contemplated by the first Party in the easement area. The first Party shall not begin the landscaping work without the other Party's prior written approval of such proposal, which approval shall not be unreasonably withheld, delayed, or conditioned.

                  9. Any facilities built within the easement area shall be of standard construction and shall conform with all applicable codes and regulations. The constructing Party agrees to maintain such facilities in good repair and condition.

                  10. During construction any equipment used on the easement area shall drag chains or grounding straps to avoid sparks or shocks while handling metallic objects.

                  11. The Party performing the work shall place personnel grounding protection systems around any above-ground appurtenance (e.g., valve site) on the easement area.

                  12. A static electric charge may exist on underground metallic objects located in the vicinity of electric transmission and distribution lines. Until installation, each Party shall ground all metal objects that it stores on the easement area to avoid sparks and shocks.

                  13. Prior to welding pipe on the easement area, the Party performing the work shall bond and ground all pipe sections.

                  14. If a Party intends to install an underground pipeline on the easement area with cathodic protection, such Party shall first perform tests to insure that no cathodic protection current is being picked up by the grounding system of any electric transmission or distribution line. This testing shall be planned and performed in conjunction with the other Party. The anode beds of any cathodic protection shall be placed on the opposite side of the pipeline from any transmission or distribution line.

                  15. If either Party installs any underground pipelines or facilities on the easement area, such Party shall place markers on the easement area identifying the location of the underground pipelines or facilities. Such Party shall also furnish the other Party with a sketch of construction showing distances from any electric transmission or distribution lines or structures to the underground pipelines or facilities.

                  16. A Party shall not raise or lower the grade during construction from that indicated on any development plans previously approved by other Party.

                  17. A Party shall comply with all applicable laws, rules, and regulations pertaining to construction and excavation performed on the easement area, including New York Public Service Law Section 119-b, as amended, and 16 NYCRR Part 753, et seq., as amended, relating to protection of underground facilities and the one-call notification system.

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT E
                 Environmental Investigation & Remediation Work


                  The Parties' rights and easements set forth in Sections 3.1(h) and 3.2(d) shall include the following rights and/or be subject to the following conditions; provided, however, that the exercise of any such following right shall not unreasonably interfere with the use, enjoyment or future development of the Party's Property on which such right is exercised unless any applicable federal, state, local, or municipal law, rule, regulation, or consent order requires otherwise:

                  (a) Each Party's rights and easements shall include the right to enter upon, use, excavate, travel over, alter, improve, and occupy the other Party's Property for the purpose of conducting soil sampling, groundwater sampling, and other investigations, assessments, and tests, including invasive testing, as well as necessary, related, or resulting excavation, construction, remedial work, and other activities and work ancillary to the conduct of such investigations, assessments, sampling, remedial work, testing, and work. These rights and easements are granted for the accommodation of each Party's respective employees, agents, contractors, consultants, invitees, and subcontractors, as well as construction and other equipment, vehicles, materials, excavated earth, tools, accessories, and other necessary items required for the proper performance of such investigations, assessments, sampling, remedial work, testing, and work on the other Party's Property.

                  (b) That, as part of the use of the other Party's Property as provided herein, a Party shall be permitted to drill borings and holes, construct test wells and monitoring devices, both temporary and permanent, at its own expense, on the other Party's Property. To the extent permitted by applicable law, the location of such holes, borings, wells, and monitoring devices shall be situated as mutually agreed by the Parties.

                  (c) Except as provided in the following sentence, prior to conducting any investigation or remediation work on the other Party's Property, a Party shall first furnish the other Party with a work plan which, among other things, identifies the number and general location of any planned borings, piezometers, and monitoring wells and the analysis which the first Party plans to perform, and/or the anticipated scope and timing of any remediation work. Each Party waives this requirement for any spills, leaks, or other exposures which, in the exercise of reasonable judgment, require immediate action.

                  (d) Each Party acknowledges that the other Party may disclose the results of any testing or analysis it performs on soil, groundwater, and air samples taken from the first Party's Property to appropriate federal, state, local, and municipal environmental and health agencies as deemed necessary or prudent by the other Party. Except as provided in the immediately preceding sentence and as otherwise required by law, each Party shall maintain such results in confidence and shall not otherwise disclose them to any third party without the other Party's prior written consent.

                  (e) Each Party agrees to furnish the other Party with a copy of any and all data and reports resulting from any environmental testing or analysis performed by the first Party on soil, groundwater, and air samples from the other Party's Property.

                  (f) Each Party shall promptly remove, or cause to be removed, from the other Party's Property, all debris, surplus material, and equipment when no longer actually needed for the conduct of the investigations, assessments, sampling, remedial work, testing, and work permitted hereunder, and shall restore the affected portions of the other Party's Property to substantially their condition before the conduct of such investigations, assessments, sampling, remedial work, testing, and work. Notwithstanding the foregoing, the first Party shall be permitted to leave in place any monitoring or testing devices which such Party installed and which such Party is required to maintain in order to comply with any applicable federal, state, local, or municipal laws, rules, regulations, or consent orders.

                  (g) Except as otherwise provided herein, any fencing, equipment, and other materials to be used, operated, installed, or situated by a Party on the other Party's Property shall be situated as mutually agreed by the Parties. Any obstruction required for the performance of work by a Party on the other Party's Property shall be temporary only and shall be removed by the first Party as soon as practicable following the completion of the activity requiring such obstruction.

                          RECIPROCAL EASEMENT AGREEMENT

                                    EXHIBIT F
                                  Access Rules


               [To be agreed upon by the Parties prior to Closing]